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                            IKOS Systems/Precedence
                         Development and OEM Agreement
                   for Verilog/IKOS Co-simulation Interface

     THIS AGREEMENT ("Agreement"), effective this 26th day of August, 1994, is made by and between Precedence Incorporated ("Precedence"), a California corporation with its principal place of business located at 4675 Stevens Creek Blvd. Suite 250, Santa Clara, CA 95051, and IKOS Systems Incorporated ("IKOS"), a California corporation with its principal place of business located at 19050 Pruneridge Ave., Cupertino, CA 95014.

                              RECITAL OF PURPOSE

     WHEREAS, Precedence is engaged in the development, manufacturing and sale of certain computer software relating to the integration of simulators into Verilog-XL, a proprietary product of Cadence;

     WHEREAS, IKOS desires to utilize Precedence SimMatrix technology, software and cooperation to develop a software simulation interface permitting IKOS' hardware accelerator products to operate with Verilog-XL; and

     WHEREAS, IKOS desires the right to distribute the software simulation interface based on Precedence SimMatrix to end-users in connection with the distribution of IKOS hardware accelerator products;

     NOW, THEREFORE, the parties agree as follows:

                                1. DEFINITIONS

 1.1 "INTERFACE" shall mean the Precedence proprietary simulation interface software between the IKOS Integration Software and Cadence Verilog-XL, based on Precedence SimMatrix and any related manuals, documentation or other written materials pursuant to this Agreement as further described in the attached Exhibit A.

 1.2 "IKOS INTEGRATION SOFTWARE" shall mean the IKOS proprietary software, including SimLink and other interface software, which enables the IKOS Products to work with the Precedence Interface.

 1.2  "IKOS PRODUCTS" shall mean IKOS' simulators currently supported by
      SimLink: specifically SoNsim, Nsim and the 2X00 hardware series.

 1.3 "DEVELOPMENT ENVIRONMENT" shall mean Precedence's proprietary integration software and documentation used by IKOS as an aid in their enhancement of SimLink and other code to support the Interface. It includes documentation that describes the procedural interface that IKOS will use to communicate with the Interface.

                     2. INTERFACE DEVELOPMENT AND TESTING.

 2.1 DEVELOPMENT: IKOS shall develop the IKOS Integration Software and Precedence shall develop the Interface. There shall be two phases of development with associated scheduled milestones and payments as set forth in Exhibit B. IKOS integration

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      Software and interface development shall be done in accordance with the specifications provided in Exhibit A.

 2.2 PRECEDENCE PHASE 1 RESPONSIBILITIES: Precedence shall provide a specification, a Development Environment on Sun for the IKOS Simulation Products, for the duration of Phase 1, and one week of engineering consulting services, free of any additional charges. If additional engineering consulting services are requested by IKOS, Precedence shall make reasonable efforts to provide such services at a discounted consulting rate of $1,000 per diem. IKOS shall use the Development Environment solely to develop the IKOS Integration Software and to test the Integration Software and the Interface.

 2.3 IKOS PHASE 1 RESPONSIBILITIES: IKOS shall pay $10K to Precedence to begin Phase 1. IKOS shall provide engineering integration effort to complete Phase 1 and arrive at the acceptance milestone.

 2.4 IKOS PHASE 2 RESPONSIBILITIES: IKOS shall purchase from Precedence 4 resellable licenses for the Interface at $17,250 per copy for a total of $69,000 at the start of Phase 2 as shown in Exhibit B. IKOS shall purchase from Precedence an additional 4 resellable licenses for the Interface at $17,250 per copy for a total of $69,000 at the earlier of Beta Ship date for the Interface, or October 3, 1994. IKOS shall provide engineering integration effort to reach Beta Ship date.

 2.5 PRECEDENCE PHASE 2 RESPONSIBILITIES: Precedence shall provide the SimMatrix simulation backplane technology and 1 additional week of engineering consulting free of any additional charges. Precedence shall provide template documentation for the Interface. Precedence shall provide maintenance of the Integration Toolkit, new releases of the SimMatrix for Verilog on same schedule as for released products.

 2.6 PLATFORMS: The Interface and the SimMatrix Verilog Development Environment from Precedence shall support the Sun SPARC platform. Precedence shall also port to HP and deliver the SimMatrix Verilog Development Environment and the Interface. IKOS shall do testing and QA of the Interface on the HP platform. IKOS understands that the normal porting fee of $30,000 has been waived for the HP platform only. IKOS shall obtain and provide to Preference one HP EISA bus driver PCB for Precedence use (at an estimated cost of $2,000), at least 8 weeks before IKOS desires the delivery of the HP port. If or when Precedence makes a corporate decision to port to Solaris, IKOS shall be provided the Development Environment on Solaris free of charge. At IKOS' option, IKOS may ensure or expedite the port to Solaris for an additional payment of $10,000.

 2.7 TECHNICAL COOPERATION: IKOS shall provide to Precedence two non-exclusive, no-charge licenses to use IKOS' software, in object form only, and, one appropriately configured hardware accelerator for purposes of developing, testing and supporting the Interface.

      Precedence shall provide to IKOS three non-exclusive, no-charge licenses to use the Interface internally for the purposes of engineering, test and support.

      Upon termination of this Agreement, except as specified in section 9, each party shall return to the other party all copies of the other party's software and any hardware provided pursuant to this paragraph 2.7.

 2.8 TESTING AND ACCEPTANCE: IKOS shall, during Phase 1, determine acceptance of the Development Environment and Interface through feasibility analysis and testing. If, before the end of Phase 1, IKOS fails to give written notice to Precedence of the ways

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      in which the Interface does not pass such tests, then the Interface shall be deemed accepted by IKOS. Upon any notification by IKOS that the Interface does not meet the acceptance tests, Precedence shall have thirty
      (30) days after its receipt of such notice to correct the Interface so that acceptance tests are met. In each instance, IKOS shall then have two
      (2) weeks to retest the Interface to ensure that the Interface passes the acceptance tests. If, after such period, the Interface does not pass the tests, IKOS shall have the option of canceling this Agreement, or IKOS and Precedence shall mutually agree upon a revised schedule as to enable acceptance of the Interface. In the latter case, this Agreement shall remain in full force and effect, and date of October 3, 1994 in Section
      2.4 shall be extended into the future by the same number of days as the revised, mutually agreed upon schedule.

                           3. NON-EXCLUSIVE LICENSE.

 3.1 GRANT OF LICENSE: Precedence hereby grants to IKOS a non-exclusive, non-transferable, world-wide license to use, market, or distribute all or any part of the Interface, including user documentation. This license includes the right for IKOS to duplicate, reproduce, use, display, market and distribute to end-users, the Interface on magnetic or optical recording media, in machine executable object code format only. This license further includes the right for IKOS to duplicate, reproduce, use, display, market and distribute to end-users any manuals, documentation or other written materials relating to the Interface and developed by Precedence pursuant to this Agreement, as written hard copy or on magnetic or optical recording media. IKOS' license to distribute the Interface shall include the right to distribute indirectly through IKOS' usual channels, including OEMs, VARs, dealers and agents, subject to the restrictions set forth in this Agreement.

                             4. END-USER LICENSE.

 4.1 IKOS shall use reasonable commercial efforts, but no less effort than that applied to other IKOS products, to license the Interface to the greatest number of end-users and to implement the sales and marketing plans as described in Exhibit E. Any distribution by IKOS of the Interface shall only be under sublicense to any end-user, and such sublicense shall not give a sublicensee any greater rights to the Interface than IKOS itself enjoys. IKOS shall license the Interface to end-users, including for evaluation purposes, under terms and conditions substantially in the form of the attached Exhibit C. Such end-user license shall include ninety (90) days of Interface maintenance and support at no cost to end-users.

                           5. SUPPORT AND TRAINING.

 5.1 IKOS SUPPORT: IKOS shall provide front line support to end-users of the Interface. Such support shall include telephone support during normal working hours as is reasonably necessary to verify and correct reported defects or errors. For purposes of this Agreement, an "error" shall mean performance by the Interface contrary to the performance predicted in Exhibit A.

      Procedure: If customers notify IKOS of a suspected error, IKOS shall log the call in the IKOS Customer Support database, call the Customer directly and make reasonable efforts to investigate, verify and correct the reported defect or error; provide a workaround if available; and track the error in the IKOS Customer Support database. If the problem is determined to be related to IKOS technology, IKOS Customer Support handles completely. If the problem is determined to be related to Precedence technology, IKOS Customer Support shall report to Precedence Customer Support contact immediately via Email; forwarding a test case and description of the error.

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      Precedence shall use reasonable efforts to log the error with cross reference, investigate and report status or fix back to IKOS.

 5.2 PRECEDENCE SUPPORT: Precedence shall provide secondary technical support to assist IKOS in correcting reported defects or errors in the Interface. Such secondary support shall be undertaken after IKOS has made reasonable attempts to verify and correct the reported defects or errors.

      Precedence and IKOS shall also generate bug reports/resolutions from their respective Customer Support databases as each bug is discovered or monthly to the other party as a status update.

 5.3 UPDATES: Precedence shall also periodically provide to IKOS updates to the Interface to adjust for changes in computer operating system versions or Verilog-XL versions. All such updates shall be made available to IKOS by Precedence within sixty (60) days of production release of the new Verilog-XL version. IKOS shall ship out new Software and Documentation received from Precedence to co-simulation end users who are on maintenance, for all new releases, in a timely fashion.

 5.4 TRAINING: Precedence shall develop and provide one, one-day Interface Training class for the co-simulation Interface free of charge to IKOS. IKOS shall then generally provide customer training to end users of the Interface. Should IKOS desire additional training classes by Precedence, they shall be provided pursuant to the terms, conditions and fees described in Exhibit D.

                                  6. PAYMENT

 6.1 FEES AND ROYALTIES: In consideration of the rights and licenses granted herein, IKOS agrees to pay to Precedence License Fees and Maintenance Fees for copies of the Interface licensed to end-users, in the amount and according to the terms provided in the attached Exhibit D.

      IKOS shall pay all License Fees in United States dollars immediately upon coming due based upon a date specified within this Agreement, or if no date is specified within 30 days of the date of invoice from Precedence.

      Maintenance fee payments shall be due thirty (30) days after the end of the quarter in which support was provided.

 6.2 REPORTING OBLIGATIONS OF IKOS: During the term of this Agreement and for a period of two (2) years thereafter, IKOS shall keep complete and accurate written books, accounts and records of such information as may be necessary to determine its compliance with the terms and conditions of this Agreement. Within a maximum of five (5) days after the delivery of each purchased Interface sublicense or evaluation Interface sublicense, IKOS shall supply to Precedence at least the following information with respect to each: (a) the name and address of the customer; (b) whether the sublicense was for trial or evaluation use or was a revenue-gathering sublicense; and (c) the amount of the License and Maintenance Fees to which Precedence is entitled by virtue of the granting of such sublicense.

 6.3 AUDIT RIGHTS: Precedence shall have the right, on an annual basis, and at a time convenient to IKOS but within ninety (90) days of request and during IKOS' normal business hours to have an independent accountant verify the records of IKOS regarding the sale or license of the Interface to end-users. The accountant shall maintain the confidence of such information except to provide Precedence with a confirmation of the accuracy of IKOS' calculations, or a description of any deviations

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      therefrom. Such audit shall be at Precedence's expense except that if more than a five percent (5%) deficiency in Precedence's favor is discovered by such audit, IKOS shall pay the reasonable cost of said audit.

                            7. PROPRIETARY RIGHTS.

 7.1 OWNERSHIP OF INTERFACE: The Interface shall at all times remain the sole property of Precedence, and IKOS shall have no right, title, or interest therein. All copies of the Interface made by IKOS, in whatever form, including compilations, translations, modifications, derivative works, partial copies within modifications and improvements shall be the sole property of Precedence. IKOS shall not disassemble, reverse-compile or otherwise reverse-engineer the Interface. IKOS shall include Precedence's copyright, patents and/or trade secret notices on any and all copies of the Interface, in whole or in part, including partial copies or derivative works. IKOS shall make reasonable commercial efforts, but no less effort than that applied to other IKOS products, to preserve Precedence's copyright, patent and trade secret rights under United States law and international law. IKOS shall furnish to Precedence all copyright, patent and/or trade secret notices for Precedence's prior approval, which approval shall not be unreasonably withheld. If Precedence does not object or accept the form of such notice within twenty (20) days, it shall be deemed accepted.

 7.2 OWNERSHIP OF IKOS INTEGRATION SOFTWARE: The IKOS Integration Software shall at all times remain the sole property of IKOS, and Precedence shall have no right, title, or interest therein.

 7.3 INTERNATIONAL DISTRIBUTION OF INTERFACE: In cases where IKOS or its distributors distributes the Interface outside the United States, IKOS shall ensure that Precedence's proprietary rights are preserved substantially as if the Interface was being distributed in the United States and further that such distribution shall conform to the laws of the foreign country in which the distribution is taking place.

                        8. UPDATES AND/OR ENHANCEMENTS.

 8.1 FUTURE VERSIONS: Except as provided in Section 5.2 above, Precedence may, at its sole election, agree to develop future enhancements which include new functionality to the Interface as requested by IKOS. If Precedence elects to develop such enhancements which include new functionality, they shall be provided to IKOS pursuant to the terms and conditions of a separate agreement to be negotiated between the parties.

                           9. TERM AND TERMINATION.

 9.1 TERM: This Agreement shall have a term of one (1) year from the date first written above and shall, unless terminated as provided below, be automatically renewed for successive terms of one (1) year each.

 9.2 TERMINATION FOR CAUSE: This Agreement may be terminated for cause at any time upon written notice to the other party. For purpose of this paragraph 9.2, the term "cause" shall mean a breach of a material obligation by a party which is not timely cured. Evidence of breach of a material obligation, include, but are not limited to, the following events: (a) if IKOS defaults in the payment of any amount when due under this Agreement;
      (b) if either party files a petition or other document seeking relief under United States bankruptcy law; or (c) if a receiver or other custodian is appointed to care for the assets of a party.

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      in the event a material obligation is breached, the breaching party shall have thirty (30) days after receipt of notice of such breach from the non-breaching party to cure the default (except upon IKOS' failure to pay amounts due pursuant to this Agreement, in which latter case, IKOS shall have ten (10) days to cure such default).

      Upon termination of this Agreement by Precedence for cause, all sublicenses granted by IKOS shall remain in full force and effect, and for a period of two (2) years following termination, paragraph 2.7 shall remain in full force and effect.

 9.3 OBLIGATIONS UPON TERMINATION: Upon termination of this Agreement, the parties agree that: (a) payment by IKOS for all sums owed to Precedence as of the termination date shall be accelerated so as to be due immediately; (b) except as provided in Section 9.4, IKOS shall cease the manufacture, duplication and distribution of the Interface, in whole or in part; and (c) IKOS shall promptly deliver a written statement signed by a duly authorized officer of IKOS stating that it has complied with the foregoing obligations.

 9.4 RELEASE OF INTERFACE SOURCE CODE: Precedence shall deposit the source code and all related documentation for the Interface, and any future updates to the source code and related documentation for the Interface, when available, into escrow with a reputable escrow firm selected by IKOS, under terms consistent with this Agreement. If Precedence becomes bankrupt, insolvent, or ceases to do business, the escrow firm shall deliver all such deposited source code and documentation to IKOS. IKOS shall then have access to source code together with the right to modify, enhance, use and sublicense the Interface on the fee basis provided in Exhibit D, which License grant shall survive termination of this Agreement. Upon delivery, IKOS agrees to use such source code solely for the continued development and support of this Interface to IKOS Products, including modification of the source code solely for the purposes of keeping the Interface compatible with the most recent version(s) of any of the appropriate software programs and with any changes to the most recent version(s) of SimMatrix. IKOS agrees to keep and maintain the Interface source code in the strictest confidence, to treat the materials in a manner similar to the way in which IKOS treats its own most sensitive confidential information, and to take all reasonable measures to prevent unauthorized use, copying, dissemination, or disclosure of the Interface source code to third parties. IKOS shall pay the escrow firm's fees for acting as escrow agent.

 9.5 SURVIVAL: The provisions of paragraph 6.3 and Sections 7, 9, 10, 13 and 14 shall survive the termination of this Agreement.

                         10. CONFIDENTIAL INFORMATION.

10.1 DEFINITION: Each party acknowledges that during the term of this Agreement it may be provided with certain confidential information belonging to the other party. For purposes of this Agreement the term "Confidential Information" shall include, but not be limited to, trade secrets, ideas, processes, programs source code, formulas, materials, substances, sources of supplies, technology, research, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, prices, costs, and customer lists.

10.2 EXCLUSION: Notwithstanding the provisions of paragraph 10.1, the term "Confidential Information" as used herein shall not include any information or material fact that is: (a) already in the possession of the receiving party, its subsidiaries, employees or agents without prior restrictions; (b) independently developed by the receiving party, its subsidiaries, employees or agents without references to or use of the Confidential

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      Information; (c) publicly disclosed by the disclosing party or others; or
      (d) made available by the disclosing party, its subsidiaries, employees or agents to others without restriction.

10.3 OBLIGATIONS: The party receiving such Confidential Information agrees that during the term of this Agreement and for three (3) years thereafter it shall not (a) disclose the other party's Confidential Information except to its subsidiaries, employees and agents who require access thereto to perform their respective tasks and/or (b) use any such Confidential Information except for the purposes expressly provided in this Agreement. The standard of care to be utilized by the receiving party in its obligations of non-disclosure and restricted dissemination shall be the standard of care utilized by the receiving party in handling its own information of like sensitivity which is not intended for public disclosure or dissemination to third parties.

                                 11. WARRANTY.

11.1 LIMITED WARRANTY: Precedence warrants that the Development Environment and Interface shall support all the features, functions and specifications contained in Exhibit A. Precedence's sole and exclusive liability and IKOS' sole remedy for breach of this warranty shall be Precedence's prompt correction and/or modification of the Development Environment and Interface to cause the Interface to conform to the described features, specifications and functions. This warranty does not cover any features, specifications and functions. This warranty does not cover any copy of the Development Environment, Interface or update which has been altered or changed in any way by IKOS or any third party. Precedence is not responsible for problems caused by changes in or modifications to the operating characteristics of any computer hardware or operating system for which the Interface or an update is procured, nor is Precedence responsible for problems which occur as a result of the use of the Interface in conjunction with software or with hardware which is incompatible with the operating system for which the Interface is being procured.

11.2 DISCLAIMER OF LIABILITY: THE FOREGOING REMEDIES CONSTITUTE IKOS' SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY ARISING OUT OF THIS AGREEMENT. THESE WARRANTIES AND REMEDIES ARE FOR IKOS' EXCLUSIVE BENEFIT AND ARE NON-TRANSFERABLE. THIS IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY PRECEDENCE. PRECEDENCE EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. PRECEDENCE DOES NOT WARRANT THAT THE INTERFACE WILL BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION.

                          12. LIMITATION OF REMEDIES.

12.1 UNDER NO CIRCUMSTANCE SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOSS OF BUSINESS, FOR BREACH OF WARRANTY, EVEN IF THE PARTY HAS BEEN ADVISED ABOUT THE POSSIBILITY OF SUCH DAMAGE. IKOS SPECIFICALLY AGREES THAT EXCEPT FOR BREACHES OF SECTIONS 10 OR 13 ANY LIABILITY ON THE PART OF PRECEDENCE ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL THEORY SHALL NOT EXCEED ANY AMOUNTS PAID TO PRECEDENCE BY IKOS UNDER THIS CONTRACT.


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                             13. INDEMNIFICATION.

13.1 INDEMNIFICATION BY IKOS: IKOS shall indemnify and hold harmless Precedence (including, but not limited to, any damages suffered by Precedence such as, court costs, attorneys' fees, and related expenses) from and against any third party claims against Precedence that: (a) the Interface does not meet warranties given by IKOS to the extent that such warranties are not made in reliance upon written information provided by Precedence; or (b) does not satisfy representations or warranties made by IKOS or any person in IKOS' distribution chain to the extent that such representations or warranties are not made in reliance upon written information provided by Precedence; provided that Precedence provides prompt notice thereof and full cooperation with the defense thereof at IKOS' expense and allows IKOS full control of the defense and settlement thereof.

13.2 INDEMNIFICATION BY PRECEDENCE: Precedence shall not knowingly infringe any copyright, patent, trade secret or other intellectual property right of any third party. Precedence agrees to defend, indemnify and hold harmless IKOS against any loss, cost, liability or expense arising out of or resulting from any actions or claims brought against IKOS to the extent such loss, cost, liability or expense is based upon a claim that the Interface or any portion thereof directly infringes any copyright, patent, trade secret or other intellectual property right of any third party (collectively, "Third Party Rights"), and agrees to pay any settlements entered into or damages awarded against IKOS to the extent based upon such a claim; provided, that IKOS provides prompt notice thereof and full cooperation in connection with the defense thereof at Precedence's expense, and allows Precedence full control of the defense and settlement thereof. If IKOS' purchase, use or sale of the Interface is enjoined, Precedence shall, at Precedence's option: (a) procure at Precedence's expense the right of IKOS to continue to purchase, use and/or sell the Interface; or (b) provide to IKOS a full refund of fees already paid by IKOS to Precedence for licenses which are canceled and refunded to the end user. Notwithstanding the foregoing, Precedence shall have no liability for any claim or infringement to the extent based on use or combination of the Interface with other products not provided by Precedence if such claim would have been avoided by use of the Interface alone, or to the extent based solely on designs, processes, technology or other information or materials provided by IKOS.

                               14. MISCELLANEOUS.

14.1 TAXES: IKOS shall be solely responsible for payment of all taxes or fees (other than withholding taxes or taxes on the income of Precedence arising out of this Agreement) imposed or levied on the transfer of any rights or licenses granted hereunder.

14.2 NOTICES: All notices and demands of any kind which either party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be sent by certified mail (return receipt requested) or hand-delivered by courier to the receiving party at the address of the receiving party set forth above. Each party may change such address upon written notice to the other. All notices or demands shall be deemed given on the day actually received by the party to whom such notice is sent.

14.3 EXCUSABLE DELAYS AND FAILURES: Each party shall be excused for failure or delay in performing its obligations under this Agreement to the extent that such delay or failure results from any cause beyond the control of such party, including, but not limited to, delays or failures caused by the other party, acts of God, strikes or other labor

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      disturbances, Government laws or regulations not existing at the time this
      Agreement is executed, public disorder, and catastrophes of fire or explosion.

14.4 ASSIGNMENT AND DELEGATION: This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns. However, neither party shall assign this Agreement or any rights or obligations hereunder without the other party's prior written consent except to: (a) a company, partnership, or other business entity wholly controlled or owned by either party, (b) a purchaser of all or substantially all the assets of either party or the business to which this Agreement relates or any person or entity into which such party is merged or consolidated, or (c) a parent company.

14.5 GOVERNING LAW: The law of the State of California, United States of America, shall govern the interpretation of this Agreement and any questions relating hereto.

14.6 ARBITRATION: Except for any breach of either party's obligations covering Confidential Information, any claim or controversy arising out of or related to this Agreement or any breach thereof, which claim or controversy cannot be resolved informally, shall be finally settled in Santa Clara County, California by arbitration before a single arbitrator agreeable to both parties under the then current commercial rules of the American Arbitration Association. If the parties cannot agree on an arbitrator within sixty (60) days after a demand for arbitration has been requested in writing by either of them, then arbitration shall proceed before an arbitrator appointed by the American Arbitration Association under its then current commercial rules. The arbitration award shall be specifically enforceable, and judgment upon any award rendered pursuant to the arbitration may be entered in any court with jurisdiction over the parties and subject matter of the dispute. The arbitrator in such arbitration shall have no right to award punitive or consequential damages.

14.7 AMENDMENT: This Agreement may be amended or supplemented only by a writing signed by both parties. No terms of any purchase order, invoice, or similar document will amend or supplement this Agreement unless signed by both parties.

14.8 WAIVER: A party's failure to enforce at any time any provision of this Agreement, or any right in respect thereof, or to exercise any election hereunder, shall not be considered to be a waiver of such provision, right, or election or to affect the validity of this Agreement. No waiver shall be effective unless given in a writing signed by the party making such waiver. A waiver at one time shall not constitute a subsequent waiver of the same condition, breach, default or occurrence at any other time unless such waiver so explicitly provides.

14.9 SEVERABILITY AND ENTIRE AGREEMENT: If any provision, term, or condition of this Agreement is in conflict with any applicable law or court judgment, and a court of law shall declare that part of this Agreement is unenforceable or invalid, then such part shall be enforced to the maximum extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.

14.10 RELATIONSHIP OF THE PARTIES: Nothing contained in this Agreement shall be construed to constitute either party as the partner, employee or agent of the other, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain responsible only for its own actions.

14.11 EXPORT CONTROLS: IKOS shall comply with any and all export regulations and rules now in effect or as may be issued from time to time by the Office of Export Administration of the U.S. Department of Commerce or any other Federal Governmental authority which has jurisdiction relating to the export of the Interface. IKOS shall comply fully and strictly with the export controls of any other country in which it lawfully does, or intends to do, business with the Interface under this Agreement. In the event that IKOS chooses to export the Interface, it shall be responsible at its sole cost for obtaining any and all necessary export permits.

14.12 ENTIRE AGREEMENT: This Agreement, together with the contents of the Exhibits listed immediately after the signature page hereof (which Exhibits are incorporated by reference as though they are fully set forth herein), is the parties' entire understanding as to the subject matter of this Agreement, and it supersedes, merges, and renders void any and all prior discussions, agreements and/or understandings (written and/or oral) between them relating to the subject matter hereof.

IN WITNESS WHEREOF, THE PARTIES HAVE SET FORTH BELOW THEIR CONSENT TO THE TERMS OF THE AGREEMENT THROUGH THE SIGNATURES OF THEIR DULY AUTHORIZED
REPRESENTATIVES.

   PRECEDENCE INCORPORATED                    IKOS SYSTEMS INCORPORATED

By: /s/ Peter Odrina                 By: /s/ Larry Melling
   -----------------------------         -------------------------------
   Name: Peter Odrina                   Name: Larry Melling
   Title: President                      Title: VP Marketing

The Exhibits to this Agreement are:
     Exhibit A -- Technical Specification
     Exhibit B -- Schedule and Milestones
     Exhibit C -- Interface End-User Agreement
     Exhibit D -- Pricing and Fees
     Exhibit E -- Marketing and Sales

                                                                       Exhibit A
                                                  Cadence Verilog/IKOS Interface
                                                         Technical Specification

PLATFORM/PRODUCT SUMMARY
--------------------------------------------------------------------------------
Cadence Verilog/IKOS Interface On SUN and HP
--------------------------------------------------------------------------------

1.  Introduction

    This document is a technical specification on the development of a co-simulation interface between the Cadence Verilog-XL simulation environment and the IKOS simulators. This specification is to be used as a general overview for the interface. The incremental features of each phase of development are as follows:

    Netlist: Hierarchical Netlist Interface providing the designer with the ability to translate a Verilog design into a IKOS design. The entire structural portion of the design is scanned from the Verilog design database and translated into hierarchical IKOS format. Design partitioning would also be implemented to allow a designer to select one or more sub-blocks at any level of hierarchy in the design to be automatically netlisted out to IKOS.

    Co-simulation: IKOS Client Interface between the Precedence SimMatrix and the IKOS interface software. Designs containing components in both Verilog and IKOS can be simulated together under the Verilog front-end. Event transfer, synchronization, probing of internal IKOS signals, and interactive debugging would be implemented as part of this phase.

1.  Summary of Features

    This interface between the Verilog design environment and IKOS is intended to be used by designers that need to simulate one or more blocks or components of a Verilog design in the IKOS simulator.

1.1 Major Features

    The major functionality of the interface includes:

    . Automatic hierarchical partitioning into the IKOS and Verilog components using the Precedence hierarchical design partitioner.

    . Mixed simulation using Verilog and IKOS simulators simultaneously. Verilog components may be in HDL, gates, LMC, any other built-in simulation model, or other simulators integrated into Verilog. The IKOS portion may be in IKOS primitive components, such as gates, IKOS structural models, and/or other models or components that can be simulated by IKOS.

    . Direct coupled simulation on a single processor or remote network simulation over a network using multiple processors.

    . Verilog waveform package, gr_waves, used for displaying Verilog and IKOS signals.

    . Automatic inclusion of external IKOS designs, blocks or libraries, specified by the user during startup.

1.2 Design Flow

    The steps a user would follow to initiate a co-simulation session would be:

    1) Identify which portions of the design are to be simulated in each simulator by attaching the SIMMATRIX=IKOS property to the cell in the schematic editor or by specifying the partition in an initialization file. Legal partitions will include one or more IKOS blocks in a Verilog design; one or more Verilog blocks in a IKOS' partitioned block; or some combination of the two, captured in the Verilog design environment.

    2) Invoke Precedence SimMatrix (Verilog) specifying the Verilog design files. This process does several actions:

       a) The Precedence SimMatrix hierarchical partitioner will scan the Verilog database to extract the IKOS and Verilog portions of the design. During this phase, SimMatrix will also identify other SimMatrix components targeted at other integrated simulators.

       b) A hierarchical IKOS design is written to disk.

       c) A new Verilog design with the IKOS portion of the design "cut-out" and connected to "User blocks" for mixed simulation is written by modifying the Verilog design file. The appropriate Verilog communication blocks will be generated automatically.

       d) The IKOS compilers are invoked on the IKOS generated netlists, creating all of the machine specific files required for simulation.

    4) Once the partitioning process is complete, the co-simulation session is started. This process takes several steps:

       a) Verilog is started on the new design. The SimMatrix communication blocks inserted in the Verilog design causes the Precedence SimMatrix to be initiated.

       b) Configuration information is read from disk.

       c) IKOS hardware is loaded with the IKOS design, either on the local processor or on a remote machine. IKOS then parses the design and locates and includes any necessary external blocks, as ASIC library definitions.

       d) Verilog begins simulating, passing vectors to the communication blocks inserted by SimMatrix. These events are buffered and passed to IKOS using high-performance subroutine communication.

       e) Return events are passed back through Verilog communication blocks.

       f) Synchronization would be based upon next event information, latency, and may be additionally controlled by the user to increase parallelism in a multi-processor environment.

    5) Verilog's waveform display, gr_waves, is passed event data from Verilog continuously for display.

2.  IKOS Features Implemented for Verilog Users

    IKOS portions of the design may be directly partitioned out from the Verilog components and simulated in IKOS. For those Verilog designers that use IKOS blocks as "black boxes", the

     Verilog front-end provides a unified environment for simulating and debugging the design being simulated.

     The major facilities included are:

     . Automatic partitioning of IKOS portions of a design into hierarchical
       IKOS structural descriptions. This partitioning is statically selected by the designer using properties attached to objects.

     . Transparent mixed mode initialization and communication.

     . Mixed-simulation of Verilog and IKOS design blocks with event mapping facilities.

     . Direct high-performance coupling between the simulators.

     . Probing of signals within the IKOS design blocks, either defined at the beginning of the simulation session or incrementally added during the simulation session.

     . Ability to save and restore a co-simulation session.

3.   Hierarchical Partitioning and Netlist Generation

     From the Verilog simulation environment, the user would be able to generate a full hierarchical IKOS netlist.

3.1. Architectural Design

     Graphic showing how the IKOS structure is generated from Cadence Schematic Editor through Verilog Design Database to Precedence SimMatrix Design Partitioner. The graphic continues by showing how the foregoing generates the Flow Structure or Verilog Netlist via the IKOS Netlister or the Verilog Netlist Modification, both which are technology to be developed.

3.2. Discussion of Architecture

     The netlist translation facility would be capable of translating the structural portion of any Verilog design entered through the schematic capture system or synthesized from an RTL description into the Verilog database. The design objects that the designer is using are translated verbatim into IKOS components, retaining identical cell name, parameter, and pin name information and the original hierarchy is precisely preserved. The netlist generator will be implemented by IKOS using utilities and example Generic netlist writing code to be provided by Precedence.

       A design partitioner will be implemented allowing the designer to specify one or more blocks to be simulated in IKOS. These blocks can be either at the top level, or lower in the design hierarchy. The design database will then be altered to indicate to Verilog that these blocks are external to the Verilog simulation session.

4.     IKOS Client Interface

       For a full functionality Verilog to IKOS co-simulation environment, IKOS is coupled to SimMatrix utilizing the Precedence Procedural Interface
       (PPI).

4.1.   Architectural Diagram

       Graphic showing how the architecture of the IKOS/Precedence interface leads to the standard products of the Verilog Control Window or the Verilog Waveform Display.

4.2.   Discussion of Architecture

4.2.1. Co-Simulation

       Before or during simulation, the user can insert probe points within a IKOS partition at any level within the design hierarchy. Waveforms can then be displayed pertaining to the inserted probe points directly on the Verilog gr_waves display.

       This interface between the Verilog environment and the Precedence SimMatrix connects several critical synchronization and control modules together. The hierarchical netlist interface would be used to partition the design into the Verilog and IKOS portions, generate the interface components necessary on each side, and generate a hierarchical IKOS netlist.

       The event synchronization module would exchange state change events on the boundary between the Verilog and SimMatrix (IKOS) portions of the design. Events would be scheduled in SimMatrix for synchronization of the simulators. Both unidirectional and bi-directional signal resolution would be supported, using the full strength range of Verilog and IKOS through a user programmable strength translation table.

       Commands for controlling the simulation session would be provided through the Verilog command interface. An interface between the Verilog command interface and SimMatrix would be constructed, allowing the designer to easily configure and control the interface.

       The Verilog gr_waves waveform package would be used to view Verilog and IKOS traces simultaneously. Signals within IKOS may be viewed in the Verilog graphical waveform only if the partitioned IKOS structure resides within Verilog. If a signal within IKOS is specified, then the appropriate calls will automatically be initiated.

4.2.2. Synchronization

       A Precedence proprietary adaptive look-ahead synchronization method will be used. This technology is part of the Precedence SimMatrix. In addition, the designer is given the ability to adjust the synchronization interval to a larger granularity to allow for even faster synchronization performance.

4.2.3. Network Simulation

       Network Simulation will allow the designer to interact with the Verilog interface on one workstation while remote commands be sent over the network to a second processor where a remote IKOS simulator is connected. These actions are all transparent to the user. This would allow multiple users to share a single IKOS on a central server.

       The technology that enables the network simulation resides in the PPI code provided by Precedence. The SimMatrix and half of the PPI run on the local workstation along with Verilog. The other half of the PPI and the IKOS simulator run on the remove workstation.

5.     Documentation

       Development of each phase of the interface shall include writing of an Overview, User's Guide, and Quick Reference. One copy of this documentation shall be provided by Precedence to IKOS for further redistribution. Additional documentation such as a tutorial, design guide, or training guide may be developed jointly by both Precedence and IKOS.

       Precedence will provide to IKOS a binary computer readable form of the Interface documentation on either floppy or magnetic tape for further formatting by IKOS. Precedence uses Microsoft Word for Windows 2.0 on IBM-PC.

6.     Verilog Version

       This interface shall be developed and targeted to run using Verilog software version 1.8 or later.

7.     IKOS Version

       This interface shall be developed and targeted to run using the current production IKOS simulator and SimLink.

                                                                       Exhibit B
                                         Verilog-XL/IKOS Co-simulation Interface
                                                         Schedule and Milestones

--------------------------------------------------------------------------------
Phase  Task                 Start     Complete  IKOS        Milestone   Payments
                            Date      Date      Deliverable
--------------------------------------------------------------------------------
Phase  IKOS investigation   6/15/94   9/7/94    Working     Acceptance  $10K to
1      and prototyping.                         prototype,              start
                                                performance
                                                information.
--------------------------------------------------------------------------------
Phase  Completing           9/7/94    the       Beta ready  Beta start  $69,000
2      development,                   earlier   code and                to
       documentation,                 of Beta   documenta-              start
       QA and test.                   start or  tion                    $69,000
                                      10/3/94                           at end
--------------------------------------------------------------------------------
Beta   Beta test at         10/3/94   2 months  Tested      Production   See
       customer sites       or        after     code        release      Exhibit
                            earlier   start of                           D
                                      Beta
--------------------------------------------------------------------------------

                                                                       Exhibit C
                                         Verilog-XL/IKOS Co-simulation Interface
                                                    Interface End-User Agreement

                    IKOS SYSTEMS SOFTWARE LICENSE AGREEMENT

CUSTOMER:                                                 DATE:
          ---------------------------------------------         ---------------

ADDRESS:
          ---------------------------------------------

          ---------------------------------------------

          ---------------------------------------------

This agreement governs the site licensing and node licensing of IKOS Systems Software to Customer and prevails over any additional, conflicting, or inconsistent terms and conditions appearing on any purchase order submitted by Customer. IKOS Systems, Inc. (IKOS) and Customer agree as follows:

1. SCOPE OF LICENSE GRANTED

   1.1 Each license granted to Customer by IKOS shall be a nonexclusive, nontransferable license to use IKOS software.

   1.2 Each site and/or node license is granted for use at a single location. The single location may include multiple buildings in the same postal zone. The principal address of the Licensed Site is:

       ----------------------------------------------------

       ----------------------------------------------------   (fill in for site
                                                              AND node license)
       ----------------------------------------------------

       STORAGE, INSTALLATION, OR OPERATION OF THE LICENSED SOFTWARE AT ANY LOCATION DIFFERENT FROM THAT LISTED ABOVE IS STRICTLY PROHIBITED UNDER THE SCOPE OF THIS SOFTWARE LICENSE AGREEMENT.

   1.3 Each node license is granted for use on a single computer. The manufacture, model, and serial number of the Licensed Computer is:

       -----------------------------------
                                            (fill in for node licenses only)
       -----------------------------------

                     SOFTWARE LICENSE AGREEMENT REV/B PAGE

   1.4 Any license granted hereunder does not entitle the Customer to receipt or use of the source code to any Licensed Software, or any title to the Licensed Software.

2. PERMISSION TO COPY LICENSED SOFTWARE

   2.1 The Customer may copy Licensed Software only as is reasonable necessary to support the authorized use.

   2.2 Site license customers are allowed to make copies as required to support installation of hardware systems only at the Licensed Site specified in
       Section 1.2.

   2.3 Node license customers are prohibited from making any copies of Licensed Software for use on any computer or workstation other than the Licensed Computer specified in Section 1.3.

   2.4 Customer shall reproduce and include in all copies of Licensed Software all restrictive notices and legends included in Licensed Software as received from IKOS and shall affix to the copy medium, and the container housing the medium, all restrictive legends and legends affixed to the medium or container as received from IKOS.

3. PROTECTION AND SECURITY OF LICENSED SOFTWARE

   3.1 The Licensed Software constitutes confidential information of IKOS or its licensors. Customer shall not make Licensed Software available in any form to any person other than Customer's employees or contractors whose job performance requires such access. Customer shall take reasonable and appropriate action by instruction, agreement, or otherwise with its employees and contractors to protect confidentiality of Licensed Software and to ensure that any person permitted access to Licensed Software does not provide it to others or duplicate it in contravention of this agreement. Customer's action to protect the confidentiality of Licensed Software shall be, at a minimum, the same actions it takes to protect its own trade secrets.

   3.2 The Customer shall not reverse-assemble, reverse-compile, or otherwise reverse-engineer Licensed Software in whole or in part.

   3.3 The provisions of the Section 3 shall survive the termination of this agreement.

                     SOFTWARE LICENSE AGREEMENT REV/B PAGE

4. SOFTWARE MAINTENANCE

   Problem fixes and periodic updates to the Licensed Software are governed by separate maintenance agreement. There is no commitment on the part of IKOS to maintain the Licensed Software unless a maintenance agreement has been executed.

5. LIMITED WARRANTY

   5.1 IKOS warrants that Licensed Software will conform to published specifications. This warranty is for a period of ninety (90) days from delivery of the Licensed Software. For all defects reported to IKOS within the warranty period, one copy of corrections of Licensed Software, if any, and to respond to Customer's software problem reports according to IKOS' standard assistance practices. IKOS' obligations under the warranty for Licensed Software shall apply only to the latest IKOS software release.

   5.2 This warranty shall not be valid if the Licensed Software has been altered in any way by the Customer.

   5.3 Except as provided in this Section 5, IKOS makes no warranties, expressed or implied, with respect to Licensed Software, including any warranty of merchantability or fitness for a particular purpose.

6. PATENT AND COPYRIGHT INDEMNITY

   6.1 IKOS shall defend or settle at its expense any action brought against Customer alleging that any product furnished by IKOS under this agreement infringes a United States patent or copyright, and IKOS will pay any costs, damages, and attorney's fees finally awarded against Customer that are attributable to such claim, provided that Customer (a) notifies IKOS promptly in writing of this action, (b) provides IKOS all reasonable information and assistance to defend the action, and (c) grants IKOS sole authority and control of the defense or settlement of the action.

                     SOFTWARE LICENSE AGREEMENT REV/B PAGE

   6.2 If a final injunction is issued against Customer's use of Licensed Software, IKOS will at its expense either (a) replace or modify the Licensed Software so that it becomes non-infringing or (b) procure for the Customer the right continue using the Licensed Software. If neither of the foregoing alternatives is reasonable available, IKOS will accept the return of the Licensed Software and refund to the Customer the purchase price paid hereunder.

   6.3 IKOS shall have no liability if the alleged infringement is based upon
       (a) the modification of the Licensed Software other than by IKOS, (b) the use of the Licensed Software as part of any infringing process, or (c) the use of other than a current unaltered release of the Licensed Software.

7. LIMITATION OF LIABILITY

   IKOS' LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE FEE PAID BY CUSTOMER FOR THE LICENSED SOFTWARE. IN NO EVENT SHALL IKOS BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES.

8. TERMINATION

   8.1 Either party may terminate this agreement at any time upon written notice if the other party fails to comply with any material term or condition. The party not in compliance shall have thirty (30) days after notice to cure any failure and avoid termination.

   8.2 Upon termination of any license, Customer shall return to IKOS or destroy all Licensed Software covered by such license, including any copies made thereof, and shall furnish to IKOS a certificate of compliance with this provision.

9. GENERAL PROVISION

   9.1 This agreement shall be governed and construed in accordance with the laws of the State of California, U.S.A.

   9.2 The prevailing party in any legal action brought under this agreement shall be entitled to reimbursement for its expenses, including court costs and attorney's fees.

                     SOFTWARE LICENSE AGREEMENT REV/B PAGE

   9.3 If any provision of this agreement is held invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

CUSTOMER:                                IKOS SYSTEMS, INC.

-------------------------------------    ---------------------------------------
SIGNATURE                                SIGNATURE

-------------------------------------    ---------------------------------------
NAME                                     NAME

-------------------------------------    ---------------------------------------
TITLE                                    TITLE

-------------------------------------    ---------------------------------------
DATE                                     DATE

                     SOFTWARE LICENSE AGREEMENT REV/B PAGE

                                                                       Exhibit D
                                         Verilog-XL/IKOS Co-simulation Interface
                                                                Pricing and Fees

1. Co-simulation Interface and Maintenance Fees


------------------------------------------------------------------------------------------
Item     Description                   Cumul-   Recommended    Extended    Interface
                                       ative    List Price**               License Fee
                                       Quant.                              to
                                       *                                   Precedence
==========================================================================================
1        SimMatrix for Verilog/IKOS    1-8      $20,000        OEM           $17,250
         Co-simulation interface                                Discount
         based on SimMatrix
         Backplane. 90 day
         maintenance included. Per
         copy. Floating license.
------------------------------------------------------------------------------------------
                                       9-10     $20,000        OEM           $12,500
                                                                Discount
------------------------------------------------------------------------------------------
                                       40-80    $20,000        OEM           $10,400
                                                                Discount
------------------------------------------------------------------------------------------
                                       80-120   $20,000        OEM            $7,800
                                                                Discount
------------------------------------------------------------------------------------------
                                       120+     $20,000        OEM            $5,300
                                                                Discount
------------------------------------------------------------------------------------------
2       Software maintenance with      1         $2,400/yr.    Discount      12% of
        phone software support,                    (12% of     for logging   interface
        software patching, and new                  list)      calls,        License Fee
        version upgrades included.                             providing     per year: not
        Per copy.                                               updates      to exceed
                                                                             12% of
                                                                              $12,500.
------------------------------------------------------------------------------------------

* Quantities shown in this table are cumulative over the life of the contract. ** IKOS shall have the right to set, change or discount the list price of the
    Interface sold by IKOS as necessary.

2. Training Fees

----------------------------------------------------------------------------------------------
                    Fee to Precedence      Restrictions        Location

1 day class         $500 per person        minimum 4 people    at IKOS HQ
                                                               (IKOS to provide Verilog
                                                               licenses for training)
1 day class         $3,000 plus            maximum 10 people   at Customer
                    travel & expense                           site (Customer to provide
                                                               IKOS, workstations and
                                                               Verilog licenses for training)
----------------------------------------------------------------------------------------------